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                                                                   Exhibit 10.10


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, effective as of January 1, 2001 (the "Effective Date"), by and between OLYMPIC STEEL, INC., an Ohio corporation, with its principal place of business at 5096 Richmond Road, Bedford, Ohio 44146 (hereinafter referred to as "Olympic"), and DAVID A. WOLFORT, an individual residing at 70 Ridgecreek Trail, Moreland Hills, Ohio 44022 (hereinafter referred to as "Wolfort").

         WHEREAS, Wolfort has served for many years as an executive officer of Olympic, including since 1995 as Chief Operating Officer;

         WHEREAS, Olympic desires to assure itself of the continued employment of Wolfort;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. TERM. Olympic hereby employs Wolfort and Wolfort hereby accepts such employment, for an initial term commencing on the Effective Date and ending on December 31, 2005, unless sooner terminated in accordance with the provisions of
Section 4 or Section 5; with such employment to continue in accordance with the terms of this Agreement from year to year thereafter (subject to termination as aforesaid) unless either party notifies the other party in writing prior to thirty (30) days before the expiration of the initial term and each annual renewal thereof (said initial term and any continuation thereof (but not after any such termination) being hereinafter referred to as the "Term").



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         2. DUTIES. Wolfort shall serve as President and Chief Operating Officer and shall faithfully perform for Olympic the duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Chief Executive Officer and/or the Board of Directors of Olympic. Wolfort shall devote substantially all of his business time and effort to the performance of his duties hereunder.

         3. COMPENSATION.

              3.1 SALARY. (a) Olympic shall pay Wolfort during the Term a salary at the rate of Three Hundred Eighty Five Thousand Dollars ($385,000) per annum (the "Annual Salary"), commencing January 1, 2001. The Annual Salary may be increased by an amount as the Compensation Committee of the Board of Directors shall determine in its sole discretion. The Annual Salary shall be payable in accordance with the Company's standard payroll practices.

              3.2 BENEFITS. Wolfort shall be permitted during the Term to participate in all group life, hospitalization or disability insurance plans, health programs, retirement plans or similar benefits that are generally available to other senior executive officers of Olympic, on the same terms as such other executives, in each case to the extent that Wolfort is eligible under the terms of such plans or programs.

              3.3 EXPENSES. Olympic shall pay or reimburse Wolfort for all reasonable out-of-pocket expenses actually incurred or paid by Wolfort during the Term in the performance of Wolfort's services under this Agreement; provided that Wolfort




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submits proof of such expenses, with the properly completed forms as prescribed from time to time by Olympic.

              3.4 ANNUAL BONUS. During the Term, Wolfort shall be entitled to participate in the Senior Management Compensation Program, in such amount and with such target levels as is determined by the Compensation Committee of the Board of Directors, provided, however, during the Term the Annual Bonus shall not be less than Twenty Thousand Dollars ($20,000) (the "Annual Bonus").

              3.5 STOCK OPTIONS. On the Effective Date, Wolfort shall be granted non-qualified stock options to purchase 300,000 shares of Olympic Common Stock. The Option Price shall be the last closing sale price of a share of Common Stock on the date of grant, or, if not a business day, the business day immediately preceding such date. The option shares shall vest in annual increments of 20% each year, commencing January 1, 2002. The options shall terminate on December 31, 2010, unless earlier terminated in accordance with the Notice of Grant attached hereto and the term of the Option Plan. In the event of a sale of Olympic and the consideration for the Olympic shares consists of cash or other consideration (excluding common stock of the acquiring company or its parent), then all non-vested options shall become fully vested as of the time immediately prior to the effective time of the sale. In the event of a sale of Olympic and the consideration for the Olympic shares consists of shares of the acquiring company or its parent, if Wolfort does not execute a new employment contract with the purchaser, then all non-vested options shall become fully vested as of the time immediately prior to the effective time of the sale.




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         4. DEATH OR DISABILITY.

              4.1 TERMINATION OF EMPLOYMENT. If Wolfort dies during the Term, the obligations of Olympic to or with respect to Wolfort shall terminate in their entirety except as otherwise provided under this Section 4.1. If Wolfort by virtue of ill health or other physical or mental disability is unable to perform substantially and continuously any material portion of the duties assigned to him for one hundred eighty (180) days in the aggregate during any twelve (12) month period, or for any ninety (90) consecutive days, Olympic shall have the right to terminate the employment of Wolfort upon notice in writing to Wolfort; provided that (i) after receipt of notice from Olympic, Wolfort shall have the right within ten (10) days after such notice to dispute Olympic's ability to terminate him under this Section 4.1, (ii) within ten (10) days after exercising such right he shall submit to a physical examination by the Chief of Medicine of any major hospital in the metropolitan Cleveland, Ohio area, and
(iii) unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, Wolfort is capable of resuming his employment and devoting his full time and energy to discharging his duties within ten (10) days after the date of such statement Olympic shall have the right to terminate Wolfort under this Section 4.1 without further dispute. Upon termination under this Section 4.1, Wolfort (or Wolfort's estate or beneficiaries in the case of the death of Wolfort) shall be entitled to receive any Annual Salary, Annual Bonus and other benefits earned and accrued under this Agreement, and reimbursement under this Agreement for expenses incurred, prior to the date of termination (for these purposes, if such termination occurs during a fiscal year, the Annual Bonus for such





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fiscal year shall be prorated based upon the number of days in such fiscal year which elapsed before such termination and shall be paid at the time provided for in Section 3.4); thereafter, Olympic shall have no further liability to Wolfort.

              4.2 CONTINUATION OF BENEFITS. In addition to the benefits payable under Section 4.1, Wolfort (or his estate in the case of his death) shall be entitled to one year's annual salary. Further, Wolfort's surviving spouse, if any, and minor children shall be eligible to continue to participate in Olympic's health insurance programs, at the expense of Olympic, for twelve (12) months after the death or disability of Wolfort. After such one-year period, Wolfort's dependents shall be entitled to participate in any insurance program of the Company to the extent required by federal or state law. No provision of this Agreement shall limit any of Wolfort's (or his beneficiaries') rights under any insurance, pension or other benefit programs of Olympic for which Wolfort shall be eligible at the time of such death or disability.

         5. CERTAIN TERMINATIONS OF EMPLOYMENT.

              5.1 TERMINATION FOR CAUSE. "CAUSE" shall be deemed to exist if Wolfort (i) is convicted of (or pleads nolo contendere to) a felony, a crime of moral turpitude or any crime involving Olympic (other than pursuant to actions taken at the direction or with the approval of the Board of Directors) (ii) is found by reasonable determination of the Board of Directors, made in good faith, to have engaged in (A) willful misconduct, (B) willful or gross neglect, (C) fraud, (D) misappropriation or (E) embezzlement in the performance of his duties hereunder, or (iii) breaches in any material respect the terms and provisions of this Agreement and fails to cure such breach within ten (10) days





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following written notice from the Company specifying such breach. Olympic may terminate Wolfort's employment hereunder for Cause on written notice (which notice shall specify the reasons for such termination) given to Wolfort at any time following the occurrence of any of the events described in clauses (i) through (ii) above and or written notice given to the Employee at any time not less than 30 days following the occurrence of any of the events described in clause (iii) above. Upon such termination, Wolfort shall be entitled to receive any Annual Salary, Annual Bonus and other benefits earned and accrued under this Agreement, and reimbursement under this Agreement for expenses incurred, prior to the date of such termination (provided that, for these purposes and for all other purposes of this Agreement, if such termination occurs after the last day of a fiscal year then the unpaid Annual Bonus (if any) otherwise payable under
Section 3.4) for such fiscal year shall be deemed to have been earned and accrued, but in no event shall any portion of any other subsequent Annual Bonus be deemed to have been earned or accrued); thereafter, Olympic shall have no further liability to Wolfort.

         5.2 TERMINATION BY OLYMPIC WITHOUT CAUSE; CERTAIN TERMINATIONS BY WOLFORT. During the Term, Olympic may terminate Wolfort's employment hereunder for any reason on at least thirty (30) days' written notice given to Wolfort. If Olympic so terminates Wolfort during the Term, and such termination is not described in Section 4 or 5.1, then

         (I) the Employee shall be entitled to receive any Annual Salary, Annual Bonus and other benefits earned and accrued under this Agreement,




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                  and reimbursement under this Agreement for expenses incurred, prior to the date of such termination;

         (II) during the period ending on the earlier of (i) the termination date of this Agreement or (ii) twenty-four (24) months following such termination, the Employee shall also be entitled to

                  (A) continue to receive the Annual Salary payable in the amounts and at the times provided for in Section 3.1 as if such employment had not otherwise been so terminated;

                  (B) continue to receive the Annual Bonus or, if applicable, Annual Bonuses (if any) payable at the times provided for in
                  Section 3.4 as if such employment had not otherwise been so terminated.

                  (C) continuation of any group life, health and automobile-related benefits to which Wolfort is otherwise entitled hereunder on substantially the same terms and conditions (including with respect to the cost, if any, to Wolfort, subject to generally applicable changes to the level (and cost) of coverage that may be made with respect to senior executives generally; provided that such continuation shall not be required hereunder to the extent that Wolfort is entitled (absent any individual waivers or other arrangements) to receive during such period the same type of coverage from another employer or recipient of Wolfort's services.

Thereafter, Olympic shall have no further liability to Wolfort.



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         6. NON-COMPETITION. During a period ending one (1) year following the date of Wolfort's termination of employment, Employee shall not take a management, consultant or other position with (i) any steel service center or distributor within those portions of the United States wherein the Company is conducting business on the Termination Date, or (ii) a business engaged in direct competition with any other significant business carried on by the Company on the termination date, nor shall he become a principal of or assume control of a business which so engages in competition on or after the Termination Date; provided, however, that in no event shall ownership of less than five percent (5%) of the equity of a corporation, limited liability company or other business entity, standing alone, be deemed competition with the Company within the meaning of this paragraph 6.

         7. WITHHOLDING. The Company may withhold from any amounts payable hereunder, all federal, state, city, or other taxes as may be required pursuant to any applicable law, or government regulation or ruling.

         8. CONFIDENTIALITY. (a) During his employment and all periods thereafter, Wolfort shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of Olympic and its subsidiaries, all confidential matters relating to the business of Olympic and its subsidiaries learned by Wolfort during his employment by Olympic, including, without limitation, information with respect to (a) sales figures, (b) profit or loss figures, and
(c) customers, clients, suppliers, sources of supply and customer lists (the "CONFIDENTIAL COMPANY INFORMATION") and shall not disclose the Confidential Company




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Information to anyone outside of Olympic or its subsidiaries except with
Olympic's express written consent and except for Confidential Company Information which (1) is at the time of receipt or thereafter becomes publicly known through no wrongful act of Wolfort, (2) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement or (3) was previously known by Wolfort before being employed by Olympic.

              (b) During the Restricted Period, Wolfort shall not, without Olympic's prior written consent, directly or indirectly, knowingly solicit or encourage to leave the employment of Olympic or its subsidiaries, any employee of Olympic or its subsidiaries or hire any employee who has left the employment of Olympic or its subsidiaries after the effective date of this Agreement within one year of the termination of such employee's employment with Olympic and its subsidiaries.

              (c) All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Wolfort or made available to Wolfort concerning the business of Olympic and its subsidiaries shall be Olympic's property and shall be delivered to Olympic at any time on request, provided such property is then possessed by Wolfort and can be readily identified as such by him; provided that, notwithstanding the foregoing, Wolfort may retain a copy of his rolodex.

         9. RIGHTS AND REMEDIES UPON BREACH. If Wolfort breaches, or threatens to commit a breach of, any of the provisions of Sections 6 and/or 8 (the "RESTRICTIVE COVENANTS"), Olympic and its subsidiaries shall have, in addition to any and all other rights at law, and equity, the right and remedy to have the Restrictive Covenants






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specifically enforce (without posting bond) by any court having equity jurisdiction, including, without limitation, the right to an entry against Wolfort of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Olympic and that money damages will not provide an adequate remedy to Olympic.

         10. OTHER PROVISIONS.

              10.1 SEVERABILITY. Wolfort acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, it any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

              10.2 BLUE-PENCILING. If any court determines that any of the covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.




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              10.3 ENFORCEABILITY; JURISDICTIONS. Olympic and Wolfort intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise, it is the intention of Olympic and Wolfort that such determination not bar or in any way affect Olympic's right or the right of its subsidiaries to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of RES JUDICATA.

              10.4 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                           (i)      If to Olympic, to:

                                    Olympic Steel, Inc.
                                    5096 Richmond Road
                                    Bedford, Ohio  44146
                                    Attention:  Chief Executive Officer

                                    With a copy to:

                                    Marc H. Morgenstern, Esq.













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                                  Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                                  The Tower At Erieview
                                  1301 East Ninth Street, Suite 2600
                                  Cleveland, Ohio  44114-1824

                         (ii)     If the Employee to:

                                  David A. Wolfort
                                  70 Ridgecreek Trail
                                  Moreland Hills, Ohio  44022

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

                  10.5 ENTIRE AGREEMENT.This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the exception of the Management Retention Agreement entered into by and between Olympic and Wolfort on or about April 20, 2000 which shall remain in full force and effect. In the event of any conflict between the Agreement and the Management Retention Agreement, the terms of the Management Retention Agreement shall prevail.

                   10.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any part in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right,





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power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                  10.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to principles of conflicts of law.

                  10.8 ASSIGNMENT. This Agreement, and Wolfort's rights and obligations hereunder, may not be assigned by Wolfort; any purported assignment by Wolfort in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of Olympic's assets or business, whether by merger, consolidation or otherwise, Olympic may assign this Agreement and its rights hereunder.

                  10.9 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

                  10.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

                  10.11 HEADINGS. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed their names on the _____ day of ______________, 2001.







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                                          OLYMPIC STEEL, INC.


                                          By: _________________________________
                                              Michael D. Siegal
                                              Its Chief Executive Officer



                                          _____________________________________
                                          David A. Wolfort




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